Exhibit 99.1

News Release

Contacts:
Julianne Biagini Chief Financial Officer Endwave Corporation 408-522-3100	Gary W. Gray Corporate Communications Endwave Corporation 408-522-7725

NOT For Immediate Release

ENDWAVE REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

Revenues Exceed Projections; Customer Wins and Acquisition Keep Company On Track Toward Profitability Goals

SUNNYVALE, CA – May 7, 2003 – Endwave Corporation (NASDAQ: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class, cellular backhaul and broadband wireless access networks, today reported financial results for its first quarter ended March 31, 2003.

Endwave reported revenues of $7.7 million for the first quarter of 2003, compared with revenues of $7.0 million for fourth quarter of 2002 and $4.4 million for the first quarter of 2002. Net loss for the first quarter of 2003 was $6.5 million, or $0.72 loss per share, compared with net loss for the first quarter of 2002 of $11.4 million, or $1.29 loss per share. Cash, cash equivalents and short-term investments as of March 31, 2003, were $29.0 million, compared with a balance of $30.6 million at December 31, 2002.

Pro forma net loss for the first quarter of 2003 was $2.9 million, or $0.32 loss per share, compared with a pro forma net loss in the first quarter of 2002 of $7.3 million, or $0.82 loss per share. For the first quarter of 2003, pro forma net loss was calculated by excluding from net loss the amortization of deferred stock compensation charges of $512,000, a charge for the impairment of long-lived assets of $2.4 million and a loss incurred on the sublease of facilities of $662,000. For the first quarter of 2002, pro forma net loss was calculated by excluding from net loss the amortization of deferred stock compensation charges of $1.1 million and restructuring costs of $3.0 million. Management believes that excluding charges such as those described

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Endwave Reports First Quarter 2003 Financial Results	Page 2

above may permit investors to better compare results from period to period and more accurately assess the company’s prospects.

“We are very pleased with the higher than expected revenues for our first quarter, although our gross margin fell short of our expectations due to an adverse shift in product mix,” said Ed Keible, CEO and President of Endwave Corporation. “We are encouraged to see increasing business activity levels and are pleased with the execution toward our growth strategy in light of recent customer wins and our acquisition of the Arcom assets. We remain focused on the operating improvements reflected in our strong cash balance and modest cash usage as we continue to drive toward profitability.”

First Quarter Summary:
•	Achieved revenues of $7.7 million, exceeding the company’s prior projections of $6 to $7 million.
•	Shipped products to over 30 customers during the first quarter.
•	Gross margins decreased to 8% in the first quarter from 14% in the fourth quarter of 2002, as a result of a shift in product mix.
•	Announced an agreement with Siemens Mobile Communications SpA as a supplier for wireless transmitter/receive (Tx/Rx) modules for their SRA_L radio program.
•	Acquired certain assets of Arcom Wireless Inc., a subsidiary of Dover Corporation, related to a 58 GHz transceiver product.
•	Received a development-funding contract for a next-generation circuit and packaging platform to be used in a U.S. Defense application.
•	Cash and cash equivalents decreased by only $1.6 million from December 31, 2002, resulting in quarter-end cash, cash equivalents and short-term investments of $29.0 million.
•	Days of sales outstanding (“DSOs”) increased to 62 days from 53 days in the prior quarter as a result of negotiated terms with European customers.
•	Net inventory decreased by $2.1 million to $9.7 million at March 31, 2003 as compared with $11.8 million at December 31, 2002.

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Endwave Reports First Quarter 2003 Financial Results	Page 3

Endwave will hold its regularly scheduled first quarter earnings call today at 1:30 p.m. California time, which will be available via web cast by logging on to the investor relations section of our website at http://www.endwave.com/investors. The web cast replay will be available approximately one hour after the conclusion of the call and will remain available for 15 days. An audio replay will be available for three days and can be accessed by dialing domestically 888-203-1112 or internationally 719-457-0820 and entering reservation number 607307.

About Endwave
Endwave Corporation is a provider of radio frequency (RF) subsystems that enable the transmission and reception of data signals in broadband wireless systems. The company develops and manufactures products used in high-speed cellular backhaul, enterprise access, defense and other broadband applications. These products include RF modules, synthesizers, integrated transceivers, cellular switch combiners and outdoor units. Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA, Andover MA, and Southeast Asia. Additional information about the company can be accessed from the company’s web site at http://www.endwave.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. These statements include, but are not limited to, statements regarding forecasted future financial results. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the risks that products will fail to achieve market acceptance, the timing of customer orders, market volatility and weakness, customer concentration, delays in the design process, production delays, additional costs or cancellations due to product defects or defects in materials supplied by vendors, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; technological difficulties and resource constraints encountered in developing and/or introducing new products. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave’s public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s report on Form 10-K.

PRO FORMA STATEMENTS OF OPERATIONS (1) (in thousands, except share and per share amounts)

	Three months ended
	March 31, 2003	March 31, 2002
Total revenues	$ 7,657	$ 4,378
Costs and expenses:
Cost of product revenues	7,002	6,535
Research and development	1,102	3,143
Sales, general and administrative	2,508	2,176
Total costs and expenses	10,612	11,854
Loss from operations	(2,955)	(7,476)
Interest income and other, net	65	211
Proforma net loss	$ (2,890)	$ (7,265)
Proforma basic and diluted net loss per share	$ (0.32)	$ (0.82)
Weighted shares used in per-share calculation (2)	9,014,661	8,905,066

Basis of presentation:
(1)	Pro forma operating results exclude the effects of impairment of fixed assets, restructuring costs, amortization of deferred stock compensation charges, benefit of reversal of excess accrued lease termination costs, and loss on sublease.
(2)	All per share numbers have been adjusted to reflect the 1 for 4 reverse stock split effected in June 2002.

GAAP STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended
	March 31, 2003	March 31, 2002
Revenues
Product revenues	$ 7,597	$ 4,378
Development fees	60	—
Total revenues	$ 7,657	$ 4,378
Costs and expenses:
Cost of product revenues	7,002	6,535
Research and development	1,102	3,143
Sales, general and administrative	2,508	2,176
Restructuring charges	—	3,526
Amortization of deferred stock compensation	512	1,145
Loss on building sublease	662	—
Impairment of long-lived assets	2,409	—
Total costs and expenses	14,195	16,525
Loss from operations	(6,538)	(12,147)
Interest income and other, net	65	701
Net loss before income tax benefit (expense)	(6,473)	(11,446)
Income tax benefit	—	—
Net loss	$ (6,473)	$ (11,446)
Basic and diluted net loss per share	$ (0.72)	$ (1.29)
Weighted shares used in per-share calculation (1)	9,014,661	8,905,066

Note:
(1)	All per share numbers have been adjusted to reflect the 1 for 4 reverse stock split effected in June 2002.

Condensed Balance Sheet (in thousands)

	March 31, 2003	December 31, 2002

Assets
Current assets
Cash and cash equivalents	$17,843	$ 9,224
Short-term investments	11,180	21,361
Accounts receivables, net	5,316	4,101
Inventories, net	9,732	11,784
Other current assets	518	718

Total current assets	44,589	47,188
Property and equipment, net	9,572	12,713
Other assets, net	148	148

	$54,309	$60,049

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,082	2,038
Warranty accrual	5,662	5,583
Accrued compensation and other liabiliities	532	773
Other accrued liabilities	2,200	1,437
Current portion of capital lease obligations	884	1,146
Current portion of notes payable	497	491

Total current liabilities	11,857	11,468
Capital lease obligations, less current portion	51	113
Notes payable, less current portion	656	783
Other long-term liabilities	159	179
Total stockholders’ equity	41,586	47,506

Total liabilities and stockholders’ equity	$54,309	$60,049

GAAP TO PRO FORMA NET LOSS RECONCILIATION (in thousands)

	Three months ended
	March 31, 2003	March 31, 2002
Net loss — GAAP	$ (6,473)	$(11,446)
Impairment of long-lived assets	2,409	—
Loss on building sublease	662	—
Amortization of deferred stock compensation	512	1,145
Restructuring charges	—	3,526
Reversal of excess accrued lease termination costs	—	(490)
Net loss — Pro forma	$ (2,890)	$ (7,265)